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                                                                   EXHIBIT 10.15


November 29, 2004


Janet Astor
9763 Cupola Lane
Eden Prairie, MN 55347

Dear Janet,

I'm very pleased to offer you the position of Vice President of Real Estate & Store Development. The terms of the agreement are as follows:

START DATE
December 13, 2004.

COMPENSATION:
Your starting salary will be $7,307.70 bi-weekly. You will be classified as an exempt employee.

VICE PRESIDENT BONUS PROGRAM
As a Vice President, your target bonus potential will be 20% of your base salary. 50% of your bonus will be based on company objectives and the other 50% will be based upon mutually agreed upon objectives, which will be established on or before January 1, 2005.

In addition, you will be eligible for an incremental bonus of 5% of your base salary. This bonus will be based upon meeting store opening plan goals and having 80% of stores meet first year sales goals.

As always, Caribou's bonus programs are contingent upon meeting company objectives and you must be employed on the day checks are cut. Bonus' earned will be payable to you on or before March 15th.

STOCK OPTIONS
You will be granted 50,000 stock options on December 13, 2004.

MEMBERSHIP FEES
Caribou Coffee Company has agreed to pay the annual membership fees for the Women's Food Service Group and ICSC.

BENEFITS:
You will be eligible to enroll in Caribou's medical, dental and life insurance benefits the first of the month following 30 days of employment. You will be eligible for other benefits such as 401(k) and short and long-term disability as your years of service at Caribou increase. On your first day, we will provide enrollment material and further details on each benefit plan.


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POOLED LEAVE:
You will become eligible to accrue pooled leave on the first day of your employment. However, you may not use any of your accrued leave until you have completed 6 months of continuous service with Caribou Coffee Company. Pooled leave will accrue on a per check basis if you were paid for at least 64 hours. The schedule below shows how you will accrue pooled leave in detail:

  YEARS OF SERVICE      DAYS OF POOLED LEAVE   ACCRUAL RATE     MAXIMUM POOLED
                              PER YEAR         PER PAYCHECK       LEAVE BANK
-------------------------------------------------------------------------------
    0-48 MONTHS                  12              3.7 HOURS         100 HOURS
-------------------------------------------------------------------------------
  49 MONTHS AND UP               18             5.54 HOURS         160 HOURS
-------------------------------------------------------------------------------

An unpaid leave of absence will be granted for your already scheduled vacation from December 22, 2004 through January 2, 2005.

NEXT REVIEW:
All employees at the Support Center are reviewed with an opportunity for a merit increase in March of each year. That review considers your performance for the calendar year. For any employee starting during that year, his or her merit increase will be prorated to reflect the length of time in the position.

EMPLOYEE NON-DISCLOSURE, NON-COMPETE AND NON-SOLICITATION AGREEMENT:
This offer of employment is contingent upon you signing the Employee Non-Disclosure, Non-Compete and Non-Solicitation Agreement on your first day of employment. That agreement includes various provisions, some of which restrict certain types of competition designed to protect Caribou Coffee Company, its confidential information and trade secrets. A copy of this agreement is enclosed for your review.

BACKGROUND AND REFERENCE CHECKS:
Please note that this offer is contingent upon, and may be rescinded if any adverse or untruthful information is found during a routine background check and reference checks.

AT WILL EMPLOYER:
We ask that you understand that while we hope you will always enjoy working with Caribou, you always have the right to terminate your employment at any time, for any reason, without advance notice. Similarly, Caribou reserves the right to terminate your employment at any time, for any reason, without notice or cause.

If you have any questions or concerns about your first day or our offer, please contact me at (763)592-2216. Otherwise, I look forward to having you on board the Caribou Team!

Sincerely,


Karen McBride
Vice President of Human Resources